Exhibit 10.21

Loan and Service Agreement

Contract No:________________

Legal representative:

Address:

Contact:

ID No.:

Residence:

For the purposes of this Agreement, Party A and Party B are collectively referred to as the “Parties” and individually referred to as a “Party”.

According to the “Contract Law of the People’s Republic of China” and other relevant laws and regulations, Party A and Party B, after arm’s length negotiations, entered into the following agreement for the purpose of the provision of loans from Party A to Party B for payment of the procurement of second-hand vehicles and services related to second-hand vehicles:

1.	Loan

1.1.	Amount of the Loan

Party A agrees to provide Party B with a loan dominated in renminbi at a certain amount (“Loan”) in accordance with the terms and conditions set out in this Agreement, which shall be subject to the monthly Confirmation of Loan signed by both Parties (Appendix 1).

1.2.	Purpose of the Loan

Party B warrants that the Loan will only be used for paying for the procurement of second-hand vehicles based on the instruction of third-party provider of second-hand vehicle service (“Second-hand Vehicle Service Provider”) as designated by Party A. Party B shall not use the Loan for any other purpose without the prior written consent of Party A.

1.3.	Conditions for the release of the Loan

Upon all of the following conditions are satisfied or waived by Party A in writing, Party A shall release the Loan to Party B within [ ] working days from the date of execution of this Agreement:

(1)	The representations and warranties made by Party B in Article 4.2 under this Agreement are true, complete and correct, and not misleading;

(2)	Party B shall use the account of Party A as the collection account for the sale of second-hand vehicles;

1.4.	Release of the Loan

1.4.1	Both Parties agree that Party B may from time to time designate the account of a third party (“Receiving Agent”) to collect the Loan. Both Parties confirm that Party B remains to be the debtor for the purpose of the Loan under this Agreement, and the Receiving Agent does not assume any obligation to repay the Loan.

1.4.2	For the confirmation of the Loan relationship, Party B shall, upon receiving the credit statement (Appendix 2) issued by the Receiving Agent, sign the Confirmation of Loan (Appendix 1) based on the actual credit amount together with Party A.

1.4.3	In order to monitor the use of the Loan, Party A has the right to manage the above-mentioned account designated by Party B either by itself or by a third party.

1.5.	Term of the Loan

The term of the Loan shall commence from the date of execution of this Agreement to the day when Party A requires the Borrower to repay the Loan and the Borrower repay the Loan in full (“Term of Loan”).

1.6.	Interest of the Loan

During the Term of Loan, the Loan under this Agreement is a non-interest bearing loan. The interest of the Loan shall be calculated based on an annual interest rate of 0% from the second day upon the expiry of the Term of Loan.

1.7.	Repayment of the Loan

1.7.1	Both Parties agree that the proceeds from the sale of second-hand vehicles by Party B on behalf of Party A shall be paid in full to Party A for the repayment of the Loan and payment of service fees, of which the portion exceeding the principal of the Loan shall be the service fees for the provision by Party A of second-hand vehicle service to Party B.

1.7.2	Party B undertakes that during the sale of second-hand vehicles, Party B shall designate the account of Party A as the collection account for the sale of second-hand vehicles.

1.7.3	Account information of Party A

The account information of Party A is as follows:

Account No.               :     [                     ]

Account bank             :     [                     ]

Account name            :     [                     ]

1.7.4	During the Term of Loan as stipulated in this Agreement, Party A shall have the right to require Party B to repay the Loan in part or in whole at any time.

1.8.	Guarantee of the Loan

1.8.1	Both Parties agree that the second-hand vehicles purchased by Party B by using the Loan will automatically serve as the guarantee for the Loan.

2.	Second-hand vehicle service

2.1	Content of service

Party B authorizes Party A to deal with the following matters on behalf of Party B in Party B’s purchase and sale of second-hand vehicles (“Second-hand Vehicle Service”):

(1)	selecting the Second-hand Vehicle Service Providers;

(2)	dealing with all matters relating to the purchase and sale of second-hand vehicles (other than the obligations of Party B as stipulated in this Agreement), including but not limited to disputes resolution;

(3)	determining the price of purchase and sale of second-hand vehicles;

(4)	collecting the proceeds of the sale of second-hand vehicles of Party B. In the “Second-hand Vehicles Sales Contract” entered into between Party B and the consumers, the collection account shall be the one of Party A.

2.2	Service fees and other relevant expenses

2.2.1	Both Parties agree that Party B shall pay Party A service fees at a certain amount, the particulars of which shall be subject to the Confirmation of Service Fees (Appendix 3).

2.2.2	Party A shall bear the costs or responsibilities between Party A and the Second-hand Vehicle Service Provider and Party B shall not bear any responsibility.

2.3	Party B agrees that the delegation is irrevocable and Party A may transfer the delegation.

2.4	The Second-hand Vehicle Service shall be terminated upon the expiry of the Term of Loan under this Agreement.

3.	Obligations of Party B

3.1	Purchase of second-hand vehicles

3.1.1	Party B shall, based on the instructions of the Second-hand Vehicle Service Provider as designated by Party A, in its own name:

(1)	enter into a second-hand vehicle purchase contract with the original owner;

(2)	use the Loan provided by Party A to pay for the purchase of second-hand vehicles;

(3)	execute relevant documents;

(4)	procure the transfer of ownership of the second-hand vehicle to the person designated by the Second-hand Vehicle Service Provider.

3.2	The second-hand vehicle purchased by Party B shall be in the custody of and maintained by the Second-hand Vehicle Service Provider designated by Party A. The relevant documents and materials of such second-hand vehicle shall also be handed over to the Second-hand Vehicle Service Provider. Party B shall not dispose of such second-hand vehicles in any form, either by itself or by instructing any other Party.

3.3	Sale of second-hand vehicles

3.3.1	Party B shall, based on the instruction of the Second-hand Vehicle Service Provider designated by Party A, enter into a second-hand vehicle sales contract with the consumer in its own name and procure the transfer of the second-hand vehicle to the consumer;

3.3.2	Party B shall transfer relevant documents and materials of such second-hand vehicle for sale to the consumer; and

3.3.3	execute relevant documents.

3.4	Party B shall allow Party A or its affiliates to inspect the use of the Loan. At the same time, Party B shall provide Party A with all the contracts, documents, materials and account breakdown relating to the purchase and sale of second-hand vehicles as required by Party A.

4.	Representations and warranties

4.1	Party A hereby makes the following representations and warrants that such representations are true and correct:

(1)	Party A has the ability to execute and perform this Agreement;

(2)	The execution and performance of this Agreement by Party A is not in violation of any agreement and document entered into between Party A and any third-party or any commitment made by Party A to any third party;

(3)	This Agreement, once executed, shall constitute the legally valid and enforceable obligations of Party A.

4.2	Party B hereby makes the following representations to Party A and warrants that such representations are true and correct:

(1)	Party B has the ability to execute and perform this Agreement;

(2)	The execution and performance of this Agreement by Party B is not in violation of any agreement, document entered into between Party B and any third-party or any commitment made by Party B to any third party;

(3)	This Agreement, once executed, shall constitute the legally valid and enforceable obligations of Party B.

5.	Liability for breach of contract

If Party B does not use the Loan for the purpose agreed by the Parties, Party A has the right to withdraw the Loan in part or in whole, implement the guarantee under this Agreement, or require Party B to compensate Party A for any loss caused thereby.

6.	Force majeure

Any party to the Agreement shall not be liable for any loss caused to the other party arising from its failure or delay of performance of the obligations under the Agreement due to force majeure events. In the event of a force majeure event, the party affected shall immediately notify the other party, and issue a document to the other party that can effectively prove the occurrence of the force majeure event within 15 days of the occurrence. The party affected by force majeure event shall take active and effective measures to minimize the losses caused to the other party by its failure or delay of performance of the obligations under this Agreement. The time to delay the performance of relevant obligations due to force majeure event should be equal to the duration of force majeure event.

For the purposes of this Agreement, force majeure means the events that are unable to be foreseen by both Parties at the time of signing the Agreement and their occurrence and consequences could not be prevented or avoided, and those that are expressly provided for in the state laws.

7.	Confidentiality clauses

7.1	Unless otherwise agreed in this Agreement, both Parties to this Agreement shall do their utmost to keep confidential any technical or commercial information of all forms relating to other Parties obtained as a result of the performance of this Agreement, including any content of the Agreement and other potential cooperation and transaction between the Parties. Either party shall limit its employees, agents (including the Receiving Agent set out in this Agreement, the same below), advisors, etc., to obtain the above information only if necessary for the proper performance of the obligations under this Agreement, and such employees, agents, advisors, etc. shall be bound by the same degree of confidentiality obligations as the party concerned.

7.2	The above restrictions do not apply to:

(1)	the information which are available to the public at the time of disclosure;

(2)	the information which are available to the public after disclosure not due to the fault of the recipient;

(3)	the information which the recipient can prove that it has acquired prior to disclosure and is not obtained directly or indirectly from other Parties;

(4)	the aforementioned confidential information that either party, as required by law, is obliged to disclose to relevant government authorities, etc., or either party discloses to its immediate legal advisors and financial advisors for its normal business operations (provided that the immediate legal advisors and financial advisors shall be bound by the same degree of confidentiality obligations as the party concerned);

(5)	the aforementioned confidential information that Party A shall disclose to the investors and their affiliates (provided that Party A shall ensure that the investors and their affiliates shall be bound by the same degree of confidentiality obligations as the Party A).

7.3	This article remains to have legal effect regardless of any change, cancellation or termination of the Agreement.

8.	Dispute Resolution and Applicable Law

8.1	Any dispute between the Parties to the Agreement over the content of this Agreement or the performance hereof shall be resolved through friendly negotiations, in the event that such negotiation fails to deliver satisfactory result, either Party may file a lawsuit in the People’s Court where Party A is located.

8.2	The entry into, implementation and interpretation of this Agreement and the dispute resolution shall be governed by the laws of PRC.

9.	Effectiveness, change, and termination of the Agreement

9.1	The Agreement shall become effective upon both Parties sign it.

9.2	Any modification of the terms of the Agreement must be approved by both Parties and confirmed in writing.

9.3	This Agreement will be terminated for any of the following reasons:

(1)	the expiry of the Term of Loan of this Agreement;

(2)	agreement between the Parties to terminate this Agreement.

9.4	The early termination of this Agreement shall not affect the rights and obligations of the Parties to the Agreement that have arisen under this Agreement prior to the earlier termination date of this Agreement.

10.	Miscellaneous

10.1	Failure by either Party to this Agreement to exercise the rights under this Agreement in a timely manner shall not be deemed a waiver of such right, nor will it affect such Party’s exercise of that right in the future.

10.2	If any term under this Agreement becomes invalid or does not have the force of execution in whole or in part or violates any applicable law for any reason, such term shall be deemed to be deleted. However, the remaining terms under this Agreement should still be valid and binding.

10.3	This Agreement shall be binding on either party’s heirs and assignees.

10.4	The matters not covered in this Agreement shall be resolved through negotiated by the Parties.

10.5	This Agreement is in two copies, each of which shall be held by Party A and Party B respectively and have the same legal effect.

[The following pages are reserved for the signatures of the Loan and Service Agreement]

The Loan and Service Agreement was entered into between the following Parties in _________ on this day of  ____ 2017:

Signature of legal representative or authorized representative:

Signature:

Date:

Appendix 1	Confirmation of Loan

Shanghai Jieying Automobile Sales Co., Ltd. (the “Company”) provides the Loan in RMB to [ ] (the “Borrower”) under the “Loan and Service Agreement”, and both Parties hereby confirm as follows:

The Company has release the Loan to the Borrower according to the time and amount listed in the table below; the Borrower’s designated account has received the Loan at the time listed in the table below. The interest, term and purpose of such Loan is subject to the terms of the “Loan and Service Agreement”.

Shanghai Jieying Automobile Sales Co., Ltd.			[Management]
Authorized representative: []			ID No.:
Date of			Date of
release			receipt
of Loan			of Loan
Amount	RMB [ ]		Amount	RMB [ ]
of Loan	(In words:	)	of Loan	(In words:	)
granted			received

Seal: Shanghai Jieying Automobile Sales Co., Ltd.			Signature:
Authorized representative (signature):
Date:			Date:

Appendix 2	Confirmation of Receipt

I hereby acknowledge and represent that:

1. The bank account I listed in the “Loan and Service Agreement” has received the Loan provided by Shanghai Jieying Automobile Sales Co., Ltd. at the time listed in the table below; the receipt issued by the bank is attached hereto.

2. The purpose of the Loan is to purchase the second-hand vehicles only. I will not use the money for any other purpose;

3. I am not responsible for the repayment of principal and interest of such loans.

[Receiving Agent]
ID No.:
Date of receipt of payment
Amount of receipt	RMB [ ]
of payment	(In words:	)

[Receiving Agent]

Signature:

Date:

Appendix 3	Confirmation on Service Fees

Shanghai Jieying Automobile Sales Co., Ltd.
ID No.:			Authorized representative: [ ]
Date of			Date of
payment			receipt of
of			service
service			fees
fees
Amount	RMB [ ]		Amount of	RMB [ ]
of	(In words:	)	service	(In words: )
service			fees
fees paid			received

Signature:			Seal: Shanghai Jieying Automobile Sales Co., Ltd.
Authorized representative (signature):
Date:			Date: